Exhibit 99.4

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[New Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by New Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the New Bancorp, Inc. Prospectus dated _______, 2015. Refer to pages ___ – ___ of the New Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of New Buffalo Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2014;
2.	New Buffalo Savings Bank tax-qualified employee benefit plans (including Employee Stock Ownership Plan); and
3.	Depositors of New Buffalo Savings Bank with aggregate balances of at least $50 at the close of business on _____________, 2015;
4.	Other depositors of New Buffalo Savings Bank at the close of business on __________, 2015 and borrowers as of December 31, 1989 who maintain such borrowing as of the close of business on __________, 2015.

COMMUNITY OFFERING

5.	Residents of Berrien County, Michigan; and
6.	General Public.

Thank you for your order,

NEW BANCORP, INC.

STOCK INFORMATION CENTER

1-(            )        –         .

FINAL REMINDER PROXYGRAM (if needed)

[New Buffalo Savings Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown – or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of ________________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1-(        )             –             (toll-free)

DAYS/HOURS:

Monday – Friday

____ a.m. to ____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Richard C. Sauerman

President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE

(This notice should be printed by New Buffalo Savings Bank, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our

Plan of Conversion (the “Plan”).

✓	The Plan will not result in changes to our staff or your account relationships with New Buffalo Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(____)          -              ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[New Buffalo Savings Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

__________, 2015

We are conducting an offering of shares of our common stock

UP TO 805,000 SHARES

COMMON STOCK

(subject to increase to 925,750 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON __________, 2015

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(____)          -              ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[New Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _____________, our

Independent Voting Agent, at 1-(            ) -___-____

(toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted already, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[New Buffalo Savings Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE—VOTE REMINDER SLIP—(Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Conversion. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(            )         -                     , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

[New Buffalo Savings Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors as of __________, 2015 and borrowers as of December 31, 1989 who maintain such borrowing as of _________, 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Conversion. If you have questions about voting, please call our Information Center, toll-free, at 1-(____)          -              , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our depositors as of __________, 2015 and borrowers as of December 31, 1989 who maintain such borrowing as of ____________, 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding New Buffalo Savings Bank’s Plan of Conversion. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time – right after the initial packages are mailed)

“Hello – This is Richard C. Sauerman, President and Chief Executive Officer of New Buffalo Savings Bank calling with a quick message. Within the next few days, expect to receive from us one or more packages about our stock offering and related materials which requests your vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of New Buffalo Savings Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

NEW BANCORP, INC. [LOGO]

Proposed Stock Holding Company for

New Buffalo Savings Bank

UP TO 805,000 SHARES

COMMON STOCK

(subject to increase to 925,750 shares)

$10.00 Per Share

Purchase Price

New Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from New Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on _______ __, 2015.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(_____)          -              ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[New Bancorp, Inc. logo]

Information about our

Conversion and Stock Offering

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), we will convert from a mutual (meaning no stockholders) savings association to a stock savings bank form of organization. To accomplish the conversion, New Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company for New Buffalo Savings Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the conversion, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the conversion, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at New Buffalo Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support future growth.
•

There will be no change to account numbers, interest rates or other terms of your accounts at New Buffalo Savings Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a New Buffalo Savings Bank eligible customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to New Buffalo Savings Bank’s office located at 45 North Whittaker Street, New Buffalo, Michigan or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a New Buffalo Savings Bank customer.

Sincerely,

Richard C. Sauerman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by New Bancorp, Inc. as selling agent in connection with the offering of New Bancorp, Inc. common stock.

At the request of New Bancorp, Inc., we are enclosing materials regarding the offering of shares of New Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Office of the Comptroller of the Currency Guidance for Account Holders

READ THIS FIRST

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1-(800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Central District Office located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, IL 60605.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•

Know the Rules—By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be”—If someone offers to lend you money so that you can participate—or participate more fully—in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists—The opportunist may tell you that he or she is a lawyer—or a consultant or a professional investor or some similarly impressive tale—who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source—If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Questions and Answers about our Conversion and Stock Offering

This section answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of New Buffalo Savings Bank (“New Buffalo”), our customers and the communities we serve.

Q.	WHAT IS THE CONVERSION?

A.	Under our Plan of Conversion (the “Plan”), New Buffalo will convert from a mutual (meaning no stockholders) savings association to a stock savings bank form of organization. Concurrently with the conversion, New Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company for New Buffalo, will offer shares of its common stock. Upon completion of the conversion, 100% of the common stock of New Bancorp, Inc. will be owned by stockholders, and New Bancorp, Inc. will own 100% of the common stock of New Buffalo.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

A.	Our primary reasons for converting and raising additional capital through the offering are to: increase capital to support future growth and profitability; retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; have greater flexibility to structure and finance the opportunistic expansion of our operations; and offer New Buffalo customers and employees an opportunity to purchase our stock.

Q.	IS NEW BUFFALO CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of March 31, 2015, New Buffalo was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN NEW BUFFALO’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND OFFERING?

A.	No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion. New Buffalo will continue to operate as an independent bank.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN?

A.	Your vote “FOR” the Plan is extremely important to us. Each New Buffalo eligible customer as of , 2015 received a Proxy Card attached to a Stock Order Form. These eligible customers’ packages also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Voting does not require you to purchase common stock in the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Questions and Answers (continued)

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.	Eligible depositors at the close of business on , 2015 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Additionally, each borrower as of December 31, 1989 whose borrowing remained outstanding at the close of business on , 2015 will be entitled to one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.	If you had more than one deposit and/or applicable loan account on , 2015, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards—please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.	New Buffalo is offering for sale between 595,000 and 805,000 shares of common stock (subject to increase to 925,750 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of New Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of New Buffalo with aggregate balances of at least $50 at the close of business on March 31, 2014;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of New Buffalo with aggregate balances of at least $50 at the close of business on                     , 2015; and

Priority #4—Other depositors of New Buffalo at the close of business on                     , 2015 and borrowers as of December 31, 1989 who maintain such borrowing as of the close of business on                     , 2015.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Berrien County in Michigan.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Questions and Answers (continued)

Q.	I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, or by hand-delivery to New Buffalo’s office located at 45 North Whittaker Street, New Buffalo, Michigan. Please do not mail Stock Order Forms to New Buffalo.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on , 2015. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to New Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your New Buffalo deposit account(s). The Stock Order Form section titled “Method of Payment—Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at New Buffalo may not be listed for direct withdrawal. See information on retirement accounts on the next page.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of % per annum from the date we process your payment until the completion or termination of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your New Buffalo deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Questions and Answers (continued)

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 10,000 shares ($100,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 15,000 shares ($150,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering—Limitations on Common Stock Purchases.”

Q.	MAY I USE MY NEW BUFFALO INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.	You may use funds currently held in retirement accounts with New Buffalo. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at New Buffalo or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM NEW BUFFALO TO PAY FOR SHARES?

A.	No. New Buffalo, by regulation, may not extend a loan for the purchase of New Bancorp, Inc. common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond , 2015 or the number of shares of common stock to be sold is increased to more than 925,750 shares or decreased to less than 595,0000 shares.

Q.	ARE DIRECTORS AND SENIOR OFFICERS OF NEW BUFFALO PLANNING TO PURCHASE STOCK?

A.	Yes. Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of 52,500 shares ($525,000), or approximately 8.8%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, New Bancorp, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.	Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividends will depend upon a number of factors, including: capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.

Q.	HOW WILL NEW BANCORP, INC. SHARES TRADE?

A.	Upon completion of the conversion and offering, New Bancorp, Inc.’s shares will be quoted on the OTC Pink Marketplace operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell New Bancorp, Inc. shares in the future.

Questions and Answers (continued)

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.	All shares of New Bancorp, Inc. common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after the completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-( ) - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD,

PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATES!

THANK YOU!

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through

Friday, except bank holidays.

This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

[New Bancorp logo]

[Alternate cover letter for closed accounts packets]

Dear Friend:

I am pleased to tell you about an investment opportunity. New Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company for New Buffalo Savings Bank, is conducting an offering of shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of New Buffalo Savings Bank at the close of business on March 31, 2014 or                     , 2015, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to New Buffalo Savings Bank’s office located at 45 North Whittaker Street, New Buffalo, Michigan or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a New Bancorp, Inc. stockholder.

Sincerely,

Richard C. Sauerman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

[New Bancorp logo]

[Alternate Cover Letter for Interested Investor Packets]

Dear Friend:

I am pleased to tell you about an investment opportunity. New Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company for New Buffalo Savings Bank, is conducting an offering of shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of New Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to New Buffalo Savings Bank’s office located at 45 North Whittaker Street, New Buffalo, Michigan or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus, and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a New Bancorp, Inc. stockholder.

Sincerely,

Richard C. Sauerman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

[Alternate Cover Letter for Blue Sky Packets]

Dear Valued Customer:

I am pleased to tell you that pursuant to a Plan of Conversion (the “Plan”), New Buffalo Savings Bank will convert from a mutual (meaning no stockholders) savings association to a stock savings bank form of organization. Also, pursuant to the Plan, New Bancorp, Inc., a newly formed Maryland corporation that will serve as the holding company for New Buffalo Savings Bank, is conducting an offering of shares of its common stock.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the conversion, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at New Buffalo Savings Bank. Please vote all the Proxy Cards – none are duplicates. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply envelope provided. Alternatively, you may vote by the Internet or by telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

THE STOCK OFFERING:

Although you may vote on the Plan, we regret that New Bancorp, Inc. is unable to offer its shares of common stock to you because the small numbers of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or voting, refer to the enclosed information or call the Information Center at the number shown below.

Sincerely,

Richard C. Sauerman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll-free, at 1-(            )             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

B

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card(s).

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE

STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO

BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL NOT BE

CONVERTED TO COMMON STOCK.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD(S). YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION (THE “PLAN”).

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR NEW BUFFALO SAVINGS BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(            )             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION (THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our eligible customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card(s).

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at New Buffalo Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3